UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 2, 2014

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction

of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500, Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2014, Mastech Holdings, Inc. (the “Company”) entered into an office lease agreement with PIBP 210 LLC, an Ohio limited liability company, having its principal office at c/o Continental Real Estate Companies, 150 E. Broad Street, 8th Floor, Columbus, Ohio 43215 (the “Landlord”) pursuant to which the Company leased approximately 11,495 useable/rentable square feet of office space from the Landlord at 1305 Cherrington Parkway, Suite 400, Moon Township, Pennsylvania. The Company plans to use the office space as its new corporate headquarters.

The lease will commence on August 29, 2014 (or later as specified in the Lease) and have an initial term of ten (10) years. The Company may extend the initial term of this Lease for a five (5) year period or terminate the Lease at the end of the seventh year with an early termination penalty of $308,032. The Lease provides for, among other things, base rent during the initial term in the amounts set forth in the table below.

Lease Years	Annual Base Rent
1-3	$192,541
4-5	$198,289
6-7	$204,036
8-10	$212,658

The base rent is subject to increase during the extension term in accordance with the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entity by reference to the full text of the Lease, attached as Exhibit 10.1 hereto, and which is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Office Lease Agreement with PIBP 210 LLC, dated April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

April 7, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Office Lease Agreement with PIBP 210 LLC, dated April 2, 2014.